Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-254176 on Form S-3 and Registration Statement Nos. 333-256910, 333-267110, 333-270614, 333-277646 and 333-278804 on Form S-8 of Nuvation Bio Inc. of our report dated March 28, 2024, relating to the financial statements of AnHeart Therapeutics Ltd. appearing in this Current Report on Form 8-K/A dated June 20, 2024.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Hangzhou, the People’s Republic of China

June 20, 2024